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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements of SPX Corporation of our reports dated March 3, 2008 (which reports express an unqualified opinion and include an explanatory paragraph relating to, in fiscal 2006, the adoption of Statement of Financial Accounting Standards ("SFAS") No. 123(R), Share-Based Payment, and SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—An Amendment of FASB Statements No. 87, 88, 106 and 132(R) and, in 2007, the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109, relating to the consolidated financial statements of SPX Corporation, and the effectiveness of SPX Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of SPX Corporation for the year ended December 31, 2007:

Filed on Form S-3:

  Registration Statement No. 333-56364
  Registration Statement No. 333-68648
  Registration Statement No. 333-109334

Filed on Form S-4:

  Registration Statement No. 333-68650

Filed on Form S-8:

  Registration Statement No. 33-24043
  Registration Statement No. 333-29843
  Registration Statement No. 333-29851
  Registration Statement No. 333-29857
  Registration Statement No. 333-29855
  Registration Statement No. 333-38443
  Registration Statement No. 333-70245
  Registration Statement No. 333-82645
  Registration Statement No. 333-82647
  Registration Statement No. 333-61766
  Registration Statement No. 333-69250
  Registration Statement No. 333-69252
  Registration Statement No. 333-106897
  Registration Statement No. 333-109112
  Registration Statement No. 333-139351
  Registration Statement No. 333-139352

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
March 3, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM